Exhibit 32.1

CERTIFICATIONS OF PRINCIPAL EXECUTIVE OFFICER AND PRINCIPAL FINANCIAL OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906
OF THE SARBANES-OXLEY ACT OF 2002
    I, Jayshree Ullal, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Arista Networks, Inc. on Form 10-Q for the quarter ended September 30, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arista Networks, Inc.
    Date: November 3, 2026

By:	/s/ JAYSHREE ULLAL
Name:	Jayshree Ullal
Title:	Chief Executive Officer and Chairperson of the Board
(Principal Executive Officer)

    I, Chantelle Breithaupt, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Arista Networks, Inc. on Form 10-Q for the quarter ended September 30, 2026, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that the information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Arista Networks, Inc.
    Date: November 3, 2026

By:	/s/ CHANTELLE BREITHAUPT
Name:	Chantelle Breithaupt
Title:	Senior Vice President, Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)